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                                                                     Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18417) of Kewaunee Scientific Corporation of our report dated June 3, 2002 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 3, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Charlotte, North Carolina
July 17, 2002